UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

970 Park Pl, Suite 200

San Mateo, CA 94403

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Agreement

On October 27, 2026, Guidewire Software, Inc. (the “Company”) entered into an agreement for the sale and purchase of Hyperexponential Ltd (“hyperexponential”) with the shareholders of hyperexponential (the “Acquisition Agreement”), pursuant to which the Company agreed to acquire all of the issued share capital of hyperexponential (the “Acquisition”) for a base purchase price of $1.7 billion in cash, subject to adjustments, including for working capital, cash, indebtedness, and certain retention amounts. In addition, the Company agreed to pay up to $400.0 million in additional contingent consideration based on the achievement of specified recurring revenue targets following the closing of the Acquisition. The Acquisition is expected to close in the second quarter of the Company’s fiscal year 2027, and is not subject to any conditions to closing.

The above description of the terms of the Acquisition and the Acquisition Agreement is a summary and is not complete. A copy of the Acquisition Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending October 31, 2026, and the above summary is qualified by reference to the terms of the Acquisition Agreement.

Debt Financing Commitments

In connection with the Acquisition, the Company entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. (“Bank of America”), Citibank, N.A. (“Citi” and, together with Bank of America, the “Commitment Parties”) and BofA Securities, Inc. on October 27, 2026, pursuant to which the Commitment Parties have committed to provide a senior secured incremental term loan A facility in an aggregate principal amount of $1.0 billion (the “Acquisition Financing Facility”), to be established as a new class of incremental term loans under the Credit Agreement, dated as of December 2, 2024 (the “Existing Credit Agreement”), with the lenders party thereto, including Bank of America, N.A., as the administrative agent, pursuant to an incremental amendment thereto (such amendment, the “Incremental Amendment”). The Acquisition Financing Facility will accrue interest based on a pricing grid under which pricing is set based on the Company’s consolidated leverage ratio. The applicable interest rate will be either the term secured overnight financing rate plus a margin ranging from 1.00% to 2.00% linked to consolidated leverage ratio of less than 0.75 to 1.00 to consolidated leverage ratio in excess of 3.00 to 1.00 (with five pricing increments), or a base rate plus a margin ranging from 0.00% to 1.00% (with the same leverage range and pricing increments). The Acquisition Financing Facility will have a maturity date of December 2, 2029, and will be subject to quarterly amortization in an amount equal to 5.0% per annum of the initial principal amount thereof, commencing with the fifth full fiscal quarter ending after the closing of the Acquisition. The Debt Commitment Letter provides that the Acquisition Financing Facility will be subject to representations and warranties, affirmative covenants, negative covenants, financial covenants, and events of default consistent with the Existing Credit Agreement.

The commitments under the Debt Commitment Letter are subject to customary limited conditions, and the effectiveness of the Incremental Amendment and the funding of the Acquisition Financing Facility are expected to occur on the closing date of the Acquisition. The proceeds of the Acquisition Financing Facility, together with cash on hand, will be used to pay a portion of the cash consideration payable at the closing of the Acquisition and to pay fees, costs and expenses related to the proposed transactions. The Company may pursue alternative transactions to fund all or a portion of the proposed Acquisition. The consummation of the Acquisition is not conditioned upon receipt of the proceeds from the Acquisition Financing Facility or any replacement financing.

The above description of the terms of the Debt Commitment Letter is a summary and is not complete. A copy of the Debt Commitment Letter will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending October 31, 2026, and the above summary is qualified by reference to the terms of the Debt Commitment Letter.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K regarding the Company’s entry into the Debt Commitment Letter is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing entry into the Acquisition Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 27, 2026, the Company issued an investor deck announcing entry into the Acquisition Agreement and certain updates relating to the expected impact of the Acquisition. A copy of the investor deck is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Company expects the Acquisition to have no impact on the Company’s first quarter of fiscal year 2027 guidance previously issued on September 3, 2026. The Company will provide guidance for the second quarter of fiscal year 2027 and update full year fiscal 2027 guidance on its next earnings call in December 2026.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the proposed transaction, the Acquisition Agreement, the expected timing of the closing of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, the funding of the Acquisition, the expected impact of the Acquisition on the Company’s prior guidance and projections, and any assumptions underlying any of the foregoing. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including the risk that the proposed transaction may not be completed in a timely manner or at all; the potential failure to receive, on a timely basis or otherwise, the required funding for the proposed transaction; that the proposed transaction may involve unexpected costs, liabilities, or delays; the effect of the announcement, pendency or completion of the proposed transaction on each of the Company’s or hyperexponential’s ability to attract, motivate, retain and hire key personnel and maintain relationships with customers, distributors, suppliers, and others with whom the Company or hyperexponential does business, or on the Company’s or hyperexponential’s operating results and business generally; that the proposed transaction may divert management’s attention from each of the Company’s and hyperexponential’s ongoing business operations; the risk that restrictions during the pendency of the proposed transaction may impact the Company or hyperexponential’s ability to pursue certain business opportunities or strategic transactions; the risk of any legal proceedings related to the proposed transaction or otherwise; the risk that the anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected; legislative, regulatory, economic, competitive and technological changes; the effect of the announcement, pendency, or completion of the proposed transaction on the market price of the common stock of the Company; and the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-K, 10-Q, or 8-K, available at www.sec.gov. The Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release dated October 27, 2026

99.2	Investor deck dated October 27, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDEWIRE SOFTWARE, INC.
Date: October 27, 2026

	By:	/s/ JEFF COOPER
Jeff Cooper
Chief Financial Officer